Exhibit 99.1
DigitalOcean Appoints Bratin Saha as Chief Product and Technology Officer
As CPTO, Saha will accelerate the Company’s product strategy and development
NEW YORK—June 17, 2024—DigitalOcean Holdings, Inc. (NYSE: DOCN), the developer cloud optimized for startups and growing technology businesses, today announced Bratin Saha has joined the company as its Chief Product and Technology Officer (CPTO). In this new executive role, Saha will lead product strategy, development, infrastructure, and security with a focus on making DOCN the best cloud for developers and growing technology businesses.
Saha joins from Amazon Web Services (AWS), where he served as Vice President and General Manager of Artificial Intelligence (AI), Machine Learning (ML), and Data Infrastructure. He led the creation of one of the fastest growing businesses in AWS history and helped to build the multi-billion-dollar annual recurring revenue (ARR) generative AI business. Prior to his time at Amazon, Saha was Vice President of Software Infrastructure at Nvidia. He is an alumnus of Indian Institute of Technology and Harvard Business School. Saha received a Ph.D. in Computer Science from Yale University. He has more than 70 patents granted, more than 30 conference/journal papers, and Harvard Business School has written three case studies on his work.

“AI innovation is powering the next evolution of software, and startups are at the heart of building the future,” said Paddy Srinivasan, CEO DigitalOcean. “Adding Bratin and his unparalleled experience in AI and ML will enable DigitalOcean to continue playing a pivotal role as the premier developer cloud optimized for startups and growing technology companies.”

Saha’s expertise spans across a wide range of domains, including generative AI, machine learning, cloud computing, distributed processing, and hardware design. He has a proven track record of leveraging cutting-edge technologies to solve complex problems and drive innovation across various sectors.
“I am thrilled to join DigitalOcean today to lead the product and technology teams,” said Saha. “DigitalOcean has a strong developer following and is well poised for path breaking innovation. By applying the latest breakthroughs such as generative AI, we will differentiate ourselves as the simplest and most productive platform for developers and growing technology businesses.”
About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and growing technology businesses rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward-Looking Statements
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Meghan Larson

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Melanie Strate
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